Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To,

Atlas Lithium Corporation (ATLX)

USA

We hereby consent to the incorporation by reference, in the Registration Statements on Form S-3 (File No. 333-289805) and form S-8 (File No. 333-273083) of Atlas Lithium Corporation, of our report dated March 4, 2026 relating to the financial statements of Atlas Lithium Corporation as of December 31, 2025 and 2024 and to all references to our firm included in this Annual Report on Form 10-K.

Pipara & Co LLP (6841)

Place: Mumbai, India

Date: March 4, 2026

New York Office: 1270, Ave of Americas, Rockefeller Center, FL7, New York – 10020, USA +1 (646) 387 - 2034	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Dubai Office: 1011, B-Block, Mazaya Centre, Sheikh Zayed Rd - Al Wasl - Dubai - UAE	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: Green Park Desq Work, Gate No. 1, 49/1 Yusuf Sarai, Nr. Green Park Metro Station, Delhi - 110016	Hyderabad Office: 509, Sandhya Techno - 1, Opp. KIMS Hospital, Raidurgam, Hyderabad Telangana, India, 500036
naman@pipara.com	T: + 91 79 40 370370	info@pipara.com	E: pipara@pipara.com	chintan.jain@pipara.com	sharyansh.ranka@pipara.com